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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                  July 15, 2005
                Date of Report (Date of earliest event reported)

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                          SIGMATRON INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

Delaware                               0-23248                   36-3918470
(State or other jurisdiction         (Commission              (I.R.S. Employer
of incorporation)                    File Number)            Identification No.)

             2201 Landmeier Road, Elk Grove Village, Illinois 60007
               (Address of principal executive offices) (Zip Code)

                                 (847) 956-8000
              (Registrant's telephone number, including area code)


                             ----------------------
                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 Entry into a Material Definitive Agreement.

     On July 14, 2005, SigmaTron International, Inc. (the "Company") entered into a Stock Purchase Agreement (the "Agreement") with Able Electronics Corporation ("Able") and the holders of all of the outstanding shares of Able's capital stock, Roger Nordby, L.P. David Orsoz, J. Peter Dennis and Roger Mitri (collectively, the "Sellers"). Able is an electronic manufacturing service company headquartered in Hayward, California, with operations also in Tijuana, Mexico.

     Pursuant to the Agreement, the Sellers received an aggregate of $12,800,000 in cash. The Company also assumed of all of Able's outstanding debt, which totaled approximately $3,900,000. Closing took place on July 14, 2005; the effective date of the transaction for certain purposes will be July 1, 2005. Each of the parties to the Agreement made standard covenants, representations and warranties.

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

     As described above, on July 14, 2005, the Company completed the purchase from the Sellers, Roger Nordby, L.P. David Orsoz, J. Peter Dennis and Roger Mitri, of all of the issued and outstanding capital stock of Able. The acquisition is effective for certain purposes as of July 1, 2005. Pursuant to the Agreement, the Sellers received an aggregate of $12,800,000 in cash. The Company also assumed of all of Able's outstanding debt as of the closing, which totaled approximately $3,900,000.

     With the Able acquisition, the Company has acquired control of all of Able's assets and liabilities, and increased its electronic manufacturing service capability and customer base, by adding Able's manufacturing facility in Tijuana, Mexico and Able's leased headquarters and manufacturing facility in Hayward, California to the Company's current operations.

     Able leases its Hayward, California facility from Brea Industries, Inc., a California corporation owned by Roger Nordby and L.P. David Orsoz through and until September 2010. The lease agreement for that facility was renegotiated between Brea and the Company in connection with the closing of the Able acquisition.

     Subsequent to the Closing, the Company will employ one of the Sellers, J. Peter Dennis, as its Vice President of Sales and Marketing - West Coast, on an "at will" basis.

ITEM 8.01. Other Events and Regulation FD Disclosure.

     On July 14, 2005, Company issued a press release announcing the completion of the Company's acquisition of Able Electronics Corporation, an electronic manufacturing services company. The press release is filed herewith as Exhibit 99.1.

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ITEM 9.01. Financial Statements and Exhibits.

      (c)  Exhibits

Exhibit No.         Description
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Exhibit 99.1        Press Release issued by SigmaTron International, Inc., dated
                    July 14, 2005.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                SIGMATRON INTERNATIONAL, INC.

Date: July 15, 2005             By: /s/ Gary R. Fairhead
                                    Name:  Gary R. Fairhead
                                    Title: President and Chief Executive Officer

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                                  EXHIBIT INDEX

Exhibit No.         Description
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Exhibit 99.1        Press Release issued by SigmaTron International, Inc., dated
                    July 14, 2005.